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                                                                   EXHIBIT 10(r)

January 16, 2003

Daniel Friedman
Radiant Partners, LLC
1212 Avenue of the Americas
18th Floor
New York, NY 10036

Dear Dan:

We would like to extend the Asset Management Agreement between Radiant Partners, LLC and First Union Real Estate Equity and Mortgage Investments, modified on March 7, 2001, on a month-to-month basis commencing March 8, 2003.

Either party may terminate the agreement with 30 days prior notice. All other terms and conditions will remain in effect.

If this is agreeable, please acknowledge by signing below.

Very truly yours,

/s/Neil Koenig
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Neil Koenig

                                               /s/Daniel Friedman
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                                               Daniel Friedman